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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48913) pertaining to the Pentacon, Inc. 1998 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-86703) pertaining to the Pentacon, Inc. 401(k) Plan and in the Registration Statement (Form S-8 No. 333-60902) pertaining to the Pentacon, Inc. 1998 Stock Plan of our report dated February 1, 2002, except for Note 3, as to which the date is March 28, 2002, with respect to the consolidated financial statements and schedule of Pentacon, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2001.

                                                              ERNEST & YOUNG LLP

Houston, Texas
March 28, 2002